Exhibit No. 99.1


          Mikron Posts Record First Quarter Sales and Operating Profit

Mikron Infrared, Inc. (MIKR) announced its financial results for the first quarter of fiscal year 2005.

Mikron's first quarter sales were 25% higher than the same quarter last year. Sales were $7,363,417 for the quarter ended January 31, 2005 compared to sales of $5,896,393 for the quarter ended January 31, 2004. Operating income increased from $532,367 in the first quarter of fiscal 2004 to $1,071,771 for the three months ended January 31, 2005, a 101% quarter to quarter comparative increase. Basic earnings per share were $.12 for the first quarter of fiscal 2005 compared to $.05 for the first quarter of fiscal 2004.

Gerry Posner, Mikron's President, commented that "The first quarter of fiscal 2005 was a continuation of the previous two quarters in that we sustained our strong sales and operating profit performance. In addition, orders received during the first quarter amounted to $8,157,673 and order backlog compared to the same quarter in FY2004 is up by 40.5%. Our year on year increase in sales continues our progression, but more importantly we are gratified with the increase in gross profit from 51.1% for the first quarter 2004 to 54.4% for the first quarter of 2005. The improvement in margin can be attributed to a better product mix highlighted by the growth in sales of some of our newer cost-effective products."

Dennis Stoneman, Mikron's Executive Vice President added, "Although sales softened slightly in North America, our quotation activity remains strong. Furthermore, our European operations continue to outperform their targets."

Paul Kohmescher, Mikron's CFO noted that "Although we recognize the deadline has been extended until October 2006, we expect that over the next three quarters there will be a one-time impact on management resources and increased expenses for internal control documentation prescribed by Sarbanes-Oxley Rule 404. For small companies such as Mikron, this is a considerable undertaking and will have a negative effect on earnings."

Mikron Infrared, Inc., founded in 1969, is a developer, manufacturer and marketer of infrared non-contact temperature measurement devices, temperature sensors, calibration sources and thermal imaging systems. Its executive offices and manufacturing facilities are located at 16 Thornton Road, Oakland NJ. (Telephone: 201-405-0900)


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Consolidated statements of operations
For the quarters ended January 31, 2005 and 2004

                                               3 MONTHS ENDED    3 MONTHS ENDED
                                              JANUARY 31, 2005  JANUARY 31, 2004
Revenues:
   Net Sales                                     $7,363,417        $5,896,393
Costs and Expenses
   Cost of goods sold                             3,357,331         2,880,413
   Selling, General and
     Administrative                               2,343,665         1,989,473
   Research, Development
     And Engineering                                590,650           494,140
                                                    -------           -------
Total Costs and Expenses                          6,291,646         5,364,026
                                                  ---------         ---------
Income from Operations                            1,071,771           532,367
Other Income (Expense):
   Interest Expense                                (68,546)          (69,280)
   Other (Expense) Income, net                        8,783           (3,623)
                                                      -----           -------
Net Income Before Income Taxes                    1,012,008           459,464
   Income Tax Provision                           (399,535)         (177,548)
                                                  ---------         ---------
Net Income                                          612,473           281,916
                                                    =======           =======
Net Income per Share-Basic                            $0.12             $0.05
                                                      =====             =====
Weighted Average Number of Shares-Basic
                                                  5,271,911         5,259,628
                                                  =========         =========
Net Income per Share-Diluted                          $0.11             $0.05
                                                      =====             =====
Weighted Average Number of Shares-Diluted         5,421,512         5,421,808
                                                  =========         =========

Safe Harbor Act Statement Under the Private Securities Litigation Reform Act of 1995: -- Certain of the statements contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the company's actual results include but are not limited to the risks discussed in the company's Annual Report on Form 10KSB for the year ended October 31, 2004. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The company undertakes no obligation to update publicly any forward-looking statements to reflect the occurrence of unanticipated events.

-------------
Contact:
  Mikron Infrared, Inc
  Paul Kohmescher, 201/405-0900


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